UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 15, 2014 (January 15, 2014)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 15, 2014, Tenneco Inc. (the “Company”) adopted the Tenneco Inc. Executive Bonus Plan (the “Plan”). The purpose of the Plan is to enable the Company to structure its annual cash incentives to executives as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby exclude these payments from the limitations on the deductibility of certain executive compensation otherwise imposed by Section 162(m). Prior to adoption of the Plan, all executive employees participated in the Company’s Value Added Incentive Compensation Plan, which was not intended to be performance-based compensation under Section 162(m) of the Code. Under the Plan, a committee of outside directors (with the meaning set forth in Section 162(m)) determine the executives who are eligible to participate, the target and actual bonus awards (including the performance targets upon which the bonus awards will be based), the level of satisfaction of the performance targets and the actual amount of the bonus award that will be paid to Plan participants upon satisfaction of the performance targets. The Company intends that annual incentive awards under the new Plan will be determined in a manner consistent with the Company’s historical philosophy regarding the payment of annual cash incentives. A copy of the Plan is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The Company also adopted a new form of Long-Term Performance Unit Award Agreement under the Company’s 2006 Long-Term Incentive Plan, reflecting minor changes from the prior form, which is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Tenneco Inc. Executive Bonus Plan

99.2	Form of Long-Term Performance Unit Award Agreement under the Tenneco Inc. 2006 Long-Term Incentive Plan (grants after January 14, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: January 15, 2014	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel
and Corporate Secretary